Exhibit 99.1

Viad Corp Provides Update on Near-Term COVID-19 Impacts

Significantly heightened virus concerns drive near-term event postponements and cancellations

First quarter 2020 guidance reduced, and full year 2020 guidance withdrawn

PHOENIX, March 16, 2020 -- Viad Corp (NYSE: VVI) today announced that as a result of the current environment related to COVID-19, it has reduced first quarter 2020 guidance and withdrawn full-year 2020 guidance.

Update Highlights

•	In the first quarter of 2020, January and February performance was in-line with expectations.
•	The Company’s GES business is being impacted by near-term event postponements and cancellations resulting from virus concerns, which to date, do not extend past June.
•	Management had previously guided for incremental revenue of about $100 million at GES in 2020, largely resulting from three major non-annual events:
o	CONEXPO-CON/AGG, which took place March 10 through March 13 in Las Vegas and exhibitor cancellations represented only 2.5% of the total square footage of the event.
o	IMTS and MINExpo, which are scheduled to take place during September in Chicago and Las Vegas, respectively.
•

The Company’s Pursuit segment is seasonally strongest in June through September. To date, Viad has experienced about $1 million in revenue cancellations at Pursuit.  As the disruption in travel and focus on social distancing continue, we expect more cancellations closer to the date of travel.

•

First quarter 2020 guidance has been reduced, based on known impacts at GES, and full year 2020 guidance has been withdrawn due to uncertainty regarding the future impact of recently heightened public health concerns and related restrictions in response to the COVID-19 pandemic.

Steve Moster, president and chief executive officer, commented, “As a result of the unprecedented escalation of concerns over COVID-19, we are experiencing event postponements and cancellations, as well as reduced exhibitor participation, that are impacting results in our GES business. Based on known event postponements and cancellations to date, we expect our first quarter 2020 results to be below the guidance we issued on February 6, 2020.”

Moster continued, "Thus far, we have not seen event postponements or cancellations beyond the second quarter at GES, nor have we experienced a meaningful level of cancelled bookings at Pursuit. That said, the situation is changing rapidly and it is challenging to predict how COVID-19 will impact the events industry and the broader travel market for the remainder of fiscal year 2020. As a result, we are withdrawing our previous full year guidance issued on February 6, 2020.”

Moster concluded, “In light of the current environment, we are aggressively managing our variable costs based on demand, while taking all prudent actions to control discretionary spending. Our industries and our businesses have proven to be resilient following prior periods of travel disruption and we expect a

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recovery to normal levels of event business and leisure travel once fears related to the novel coronavirus have subsided.”

2020 First Quarter Guidance as of March 16, 2020

We currently expect GES’ first quarter revenue to be in the range of $275 million to $290 million, as compared to our prior guidance of $335 million to $350 million, and 2019 first quarter revenue of $274.9 million.  We currently expect GES’ first quarter adjusted segment operating income* to be in the range of $5 million to $8 million, as compared to our prior guidance of $23 million to $26 million, and 2019 first quarter adjusted segment operating income* of $1.7 million.  Based on known cancellations to-date at Pursuit, we are reaffirming our prior guidance ranges for Pursuit’s 2020 seasonally slow first quarter.

		Q1 2020 Guidance as of March 16, 2020
	Q1 2019	Low End	High End
	$ in millions, except per share data
Revenue:
GES	$ 274.9	$ 275	to	$ 290
Pursuit	10.7	15	to	18
Adjusted Segment Operating Income (Loss):
GES	$ 1.7*	$ 5	to	$ 8
Pursuit	(12.8)*	(18.5)	to	(16)

Loss per Share Before Other Items	$(0.51)*	$(0.59)	to	$(0.44)

* Refer to Table Two of Viad’s 2019 Fourth Quarter and Full Year Earnings Press Release issued on February 6th 2020 for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two businesses: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik, Las Vegas (expected opening in 2021), and Toronto (expected opening in 2022) that includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. Our business strategy focuses on providing superior experiential services to our customers and sustainable returns on invested capital to our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contact

Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,”

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“anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	fluctuations in general economic conditions, including as a result of the impact of COVID-19;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	travel industry disruptions;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals of such projects;
•	seasonality of our businesses;
•	transportation disruptions and increases in transportation costs;
•	natural disasters and other catastrophic events;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	liabilities relating to prior and discontinued operations;
•	adverse effects of show rotation on our periodic results and operating margins;
•	our exposure to currency exchange rate fluctuations;
•	our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
•	the effects of the United Kingdom’s exit from the European Union; and
•	changes affecting the LIBOR.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

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Forward-Looking Non-GAAP Measures

We have provided the following forward-looking non-GAAP financial measures:  Adjusted Segment EBITDA, Adjusted Segment Operating Income and Income Before Other Items. We do not provide quantitative reconciliations of these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because, due to variability and difficulty in developing accurate projections and/or certain information not being ascertainable or accessible, not all of the information necessary to do so is available to us without unreasonable effort. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. It is probable that our forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

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